Exhibit 35.1

NovaStar Mortgage, Inc.
8140 Ward Parkway Suite 300
Kansas City, MO 64114

                                                                 [NovaStar Logo]

                             NOVASTAR MORTGAGE, INC.
                         OFFICER'S CERTIFICATE REGARDING
                         ANNUAL STATEMENT OF COMPLIANCE

                                 March 11, 2008

Matthew Kaltenrieder, Vice President Finance, and Todd Phillips, Vice President Treasurer and Controller (Chief Accounting Officer) hereby certify that they are duly appointed Servicing officers of NovaStar Mortgage, Inc., a Virginia corporation, (the "Servicer") and further certify as follows:

      (i) We have reviewed the Servicer's activities during the period of January 1, 2007 through October 31, 2007 and the Servicer's performance under the various Pooling and Servicing Agreements and Sale and Servicing Agreements (see attached Exhibit A) under which the Servicer is party has been made under my supervision,

      (ii) To the best of the Servicing Officer's knowledge, based on such review, the Servicer has fulfilled its obligations under the various Pooling and Servicing Agreements (see attached Exhibit A) in all Material respects for such year, except as follows: Certain advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances were not made as specified in the transaction agreements. Specifically, a process for prepayment penalty collection guarantees, for loans which had twenty percent or more of the principle balance paid off in a twelve month period, was not developed. Of 45 reconciliations tested, four reconciliations for asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts, did not appropriately contain explanations for reconciling items and one reconciliation contained a reconciling item that was not resolved within 90 calendar days of its original identification.

      (iii) No Subservicers have performed any duties on behalf of NovaStar Mortgage, Inc.


/s/ Matt Kaltenrieder
----------------------------------------
Matt Kaltenrieder
Vice President Finance

/s/ Todd Philips
----------------------------------------
Todd Philips
Vice President, Treasurer and Controller (Chief Accounting Officer)

NovaStar Mortgage, Inc.
8140 Ward Parkway Suite 300
Kansas City, MO 64114


NovaStar Mortgage, Inc.
Exhibit A to Certificate of Officer
March 11, 2008

Description                                              Date of Agreement
------------------------------------------------------   -----------------------
Pooling and Servicing Agreements:
   NovaStar Mortgage Funding Trust, Series 2002 - 3      September 1, 2002
   NovaStar Mortgage Funding Trust, Series 2003 - 1      February 1, 2003
   NovaStar Mortgage Funding Trust, Series 2003 - 2      June 1, 2003
   NovaStar Mortgage Funding Trust, Series 2003 - 3      September 1, 2003
   NovaStar Mortgage Funding Trust, Series 2003 - 4      November 1, 2003
   NovaStar Mortgage Funding Trust, Series 2004 - 1      March 1, 2004
   NovaStar Mortgage Funding Trust, Series 2004 - 2      June 1, 2004
   NovaStar Mortgage Funding Trust, Series 2004 - 3      September 1, 2004
   NovaStar Mortgage Funding Trust, Series 2004 - 4      November 1, 2004
   NovaStar Mortgage Funding Trust, Series 2005 - 1      February 1, 2005
   NovaStar Mortgage Funding Trust, Series 2005 - 2      May 1, 2005
   NovaStar Mortgage Funding Trust, Series 2005 - 3      September 1, 2005
   NovaStar Mortgage Funding Trust, Series 2005 - 4      December 1, 2005
   NovaStar Mortgage Funding Trust, Series 2006 - 2      June 1, 2006
   NovaStar Mortgage Funding Trust, Series 2006 - 3      June 1, 2006
   NovaStar Mortgage Funding Trust, Series 2006 - 4      August 1, 2006
   NovaStar Mortgage Funding Trust, Series 2006 - 5      September 1, 2006
   NovaStar Mortgage Funding Trust, Series 2006 - 6      December 1, 2006
   NovaStar Mortgage Funding Trust, Series 2007 - 1      February 1, 2007
   NovaStar Mortgage Funding Trust, Series 2007 - 2      May 1, 2007

Sale and Servicing Agreements:
   NovaStar Mortgage Funding Trust, Series 2006 - 1      April 1, 2006
   NovaStar Mortgage Funding Trust, Series 2006 - MTA1   May 1, 2006